EXHIBIT 10.26

AUTHORIZED RETAILER, SUPPLY, AND LICENSE AGREEMENT

This Authorized Retailer, Supply, and License Agreement ("Agreement") is made this ____ day of January, 2008, by and among ROCK OF AGES CORPORATION, a Delaware corporation with its principal office located at 560 Graniteville Road, Graniteville, Vermont  05654 ("ROA" or "Supplier"); and PKDM HOLDINGS, INC., a Kentucky corporation with its principal office located at 1407 N. Dixie Highway, Elizabethtown, KY  42702,  (the "Parent"), North American Heritage Services, Inc., a Delaware corporation with its principal office located at 1407 N. Dixie Highway, Elizabethtown, KY  42702, ("NAHS"), KEITH MONUMENT COMPANY, LLC, a Delaware limited liability company with its principal office located at 1407 N. Dixie Highway, Elizabethtown, KY  42702, ("Keith"), and SIOUX FALLS MONUMENT CO., INC. , a South Dakota corporation with its principal office located at 4901 West 12th Street, Sioux Falls, SD  57106 ("Sioux Falls") (Parent, NAHS, Keith, and Sioux Falls, are collectively referred to herein as "Retailer").

RECITAL:

WHEREAS, Supplier and Parent have entered into a Stock Purchase Agreement dated January 17, 2008 (the "Purchase Agreement") pursuant to which ROA has agreed to sell, and Parent has agreed to purchase, all of the issued and outstanding capital stock of ROA's wholly owned direct subsidiary, Rock of Ages Memorials, Inc., now known as North American Heritage Services, Inc.;

WHEREAS, the Parent owns one hundred percent (100%) of the issued and outstanding capital stock of NAHS and NAHS owns one hundred percent (100%) of the issued and outstanding membership interests of Keith Monument Company, LLC ("Keith") and one hundred percent (100%) of the issued and outstanding capital stock of Sioux Falls Monument Co., Inc. ("Sioux Falls" and, together with NAHS and Keith, the "Retail Division");

WHEREAS, ROA designs, manufactures and sells granite memorials and monuments (collectively, "Memorials") and granite mausoleums, columbaria, civic memorials, niches, cemetery features and estate memorials (defined generally as memorials with a retail price to the end consumer of ***) (collectively, "Mausoleums");

WHEREAS, pursuant to the Purchase Agreement and as a condition to closing thereunder, Retailer has agreed to enter into a supply agreement with ROA for its requirements for Memorials; and

WHEREAS, Rock of Ages and Retailer believe it is in their mutual interests for Retailer to be appointed as an Authorized Retailer of ROA (a "Rock of Ages Authorized Retailer"), for ROA to supply all of Retailer's requirements for Rock of Ages® and other branded Memorials ("Branded Memorials" or "Branded Memorials Products"), for ROA to supply all of Retailer's requirements for Mausoleums (as limited in Section 3 below), and for ROA to grant Retailer a nonexclusive, limited license to use ROA's tradenames, trademarks, copyrights and other intellectual property during the term hereof, all upon the terms and conditions hereinafter set forth.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are herein acknowledged, the parties hereto agree as follows:

1.	Appointment. ROA hereby appoints Retailer as a Rock of Ages Authorized Retailer for the retail locations listed on Schedule 1 attached hereto, subject to the terms and conditions provided herein.

2.

Term.  The initial term of this Agreement shall be for five (5) years ("Initial Term"), commencing on the Closing Date (as that term is defined in the Purchase Agreement).  This Agreement shall automatically renew for an additional five (5) year term ("Renewal Term") unless either party provides written notice of its intention not to renew the Agreement at least six (6) months prior to the expiration of the Initial Term.

3.

Supply of Memorials - Retailer's Requirements.  During the Term (defined below) and any renewal term hereof, Retailer shall purchase, and ROA shall supply, all of Retailer's requirements for (i) Branded Memorials and (ii) Mausoleums.  Retailer shall not purchase any branded Memorials from any supplier other than ROA, unless ROA has given its prior written consent to such proposed purchase of Memorials by Retailer from another supplier; provided that Retailer may continue to sell Memorials under the brand name Golden Rule if Retailer, or ROA, does all the sandblasting of said Golden Rule brand.  Notwithstanding the foregoing, Retailer may purchase so-called "doghouse" style side by side or over/under mausoleums fabricated of granite not quarried by Rock of Ages from other suppliers.  No consent given under this Section shall constitute a waiver of the requirements of this Section or a consent to any different or future transaction.

4.	Pricing.
a.

Prices shall be ROA's wholesale prices as in effect from time to time, ***.   All prices and terms are subject to change by ROA from time to time with thirty (30) days prior written notice.  The *** wholesale pricing provided in this section shall not be subject to change during the Initial Term hereof.

	b.	Notwithstanding Section 4.a of this Agreement, pricing for any Mausoleums supplied by ROA shall be negotiated on a case-by-case basis.

5.	Shipping. Products purchased by Retailer pursuant to this Agreement will be shipped, *** to the locations agreed upon by Retailer and ROA.
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6.	Territories and Exclusivity.
a.

Exclusive Territories.  Retailer acknowledges that its appointment as Rock of Ages Authorized Retailer hereunder is made on a nonexclusive basis.  Retailer further acknowledges that ROA has appointed other independent Authorized Retailers throughout North America whose territories may currently overlap with the Exclusive Territories described below.  ***  Nothing in this Agreement prevents Retailer from making a sale to a customer outside the Exclusive Territories, but ROA encourages its authorized retailers to refer customers outside its Exclusive Territories to the Rock of Ages Authorized Retailer responsible for that territory. ***.

b.

Exceptions for Mausoleums, Cemetery Features, Columbaria and Niches.  Notwithstanding Section 6.a of this Agreement and subject to Section 6.c of this Agreement, ROA may sell private mausoleums, columbaria, niches and cemetery features in the Exclusive Territories directly to funeral directors, cemeteries, memorial retailers or consumers.  ROA and the Retailer will (in accordance with Section 6.c) communicate and cooperate with regard to such sales in the Exclusive Territories so as to maximize the sales of ROA products in the Exclusive Territories depending on market conditions in the Exclusive Territories.

c.

Cooperation in Sale of Mausoleums, Cemetery Features, Columbaria and Niches.  ROA and Retailer agree that ROA has and will continue to promote the sale of private mausoleums, columbaria, niches and cemetery features (collectively the products) in cemetery, funeral director and memorial retailer trade magazines and at national and major regional cemetery and funeral home conventions. As a result, ROA receives many direct calls  for these products from cemeteries, funeral homes, memorial retailers and from consumers or their contractors, architects or other representatives with respect to sales of private mausoleums. With respect to sales leads for sales of these products to be set in the Exclusive Territories originally initiated by Retailer to ROA, ROA agrees to work solely in cooperation with Retailer to mutually close such sales. With respect to sales leads for sales of private mausoleums to be set in the Exclusive Territories initiated by persons or entities other than ROA *** ROA agrees that prior to giving any price to the buyer it will contact Retailer to provide knowledge of the project and background information. ROA and Retailer agree that this notification is to avoid loss of the sale to ROA and/or unintended embarrassment to either ROA or Retailer as a result of poor communication between them.  ***

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7.

Minimum Purchase.  .  Retailer and ROA  expect Retailer to purchase a minimum total of $3,500,000 (as adjusted in accordance with Section 9.b) of Branded Memorial Products and unbranded Memorials per calendar year from ROA, excluding any Mausoleums, ("Minimum Annual Purchase").  In the event that the Retailer fails to meet the Minimum Annual Purchase requirement in any year, the Retailer will, at its option, either add the shortfall to the Minimum Annual Purchase requirement for the following year (hereinafter a "Shortfall Roll Over") or pay to ROA an amount equal to the average gross profit ROA would have earned on the shortfall based on the actual average gross margin percentage of profit ROA has earned on sales to the Retailer (excluding Mausoleums) from the date of this Agreement through the year in which the shortfall occurs , but in no case shall the payment be computed at any gross margin percentage greater than ***). If Retailer fails to make the Minimum Annual Purchase in a particular year and elects to increase the Minimum Annual Purchase by a Shortfall Roll Over and then fails in the following year to purchase the Minimum Annual Purchase plus the added Shortfall Roll Over from the prior year, Retail may not elect to take an additional Shortfall Rollover for that year without the prior written consent of ROA.

8.

Promotional and Presentation Materials.  ROA agrees to make available to Retailer though approved third party suppliers, or, alternatively, directly at ROA's cost therefor plus shipping and a nominal handling charge, sales presentation books, direct mail materials, display materials, and various other advertising and sales materials for Rock of Ages® branded memorials (the "Promotional Materials").

9.	Additional Locations and Sale of Retail Hubs

a.

Additional Locations.  If Retailer opens or acquires a new outlet (any new store opened or retailer acquired by Retailer after the date hereof is referred to herein as an additional retail location),  Retailer agrees that any additional retail location shall not in any way be held out as a Rock of Ages Authorized Retailer and shall not be included under the terms and provisions hereof, unless Retailer has obtained the prior written consent of ROA in the form of an amendment to this Agreement specifically including such additional retail location in Schedule 1 and the applicable Exclusive Territories in Schedule 6 of this Agreement.  ROA shall have the right in its sole discretion not to consent to an additional retail location or to having additional retail locations covered by this Agreement. If Retailer does not obtain such prior written consent and nevertheless operates the additional retail location as a Rock of Ages Authorized Retailer selling memorials provided by ROA, or bearing ROA seals or trademarks, or being  otherwise held out as a Rock of Ages Authorized Retailer, such action shall be a breach of this Agreement by Retailers.

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b.

Sale of Retail Hubs.  If the Retailer sells or permanently closes any retail store that was operated by Retailer on the date of this Agreement without opening a new store consented to by ROA, or maintaining an existing store, within a *** radius of such closed or sold store, such sold or closed  store will no longer be a Rock of Ages Authorized Retailer under this Agreement and the Exclusive Territory set aside for such store will be eliminated.  The Minimum Annual Purchase requirement described in Section 7 above will be adjusted downward by an amount equal to the three year average annual purchases (excluding Mausoleums) of such closed or sold store.  Such adjustment will be effective immediately upon the sale of such store and will be applied pro rata for the current year. Upon the request of either party, ROA and Retailer each agree to sign an appropriate written amendment to this Agreement reflecting the agreed modifications hereto resulting from the closure or sale of such store.

10.

Signage.  Retailer acknowledges that signs bearing the Rock of Ages trademark and name are in place at all retail locations comprising the Retail Division.  ROA acknowledges that each of the existing signs at retail locations of the Retail Division are the property of the Retailer.  At any of Retailer's locations where Rock of Ages® branded products are sold and signs are not in place, ROA may, in its sole discretion, provide and install signage bearing the Rock of Ages trademark and other information consistent with its plan to strengthen the brand image of Rock of Ages. These signs remain the property of ROA and will be removed by ROA on the termination of this Agreement. Alternatively, Retailer will install signage acceptable to ROA, purchased from a third party, at Retailer's expense, approved in writing by ROA prior to purchase.  Retailer may have the option to pay for all or a part of such materials through various ROA sponsored marketing programs, as in effect from time to time, unless Retailer's discount for pricing purposes includes allowances for such materials.   Notwithstanding the above, Retailer agrees that if this Agreement is terminated, expires, or Retailer otherwise ceases to be an Rock of Ages Authorized Retailer, all signage owned by Retailer and bearing the Rock of Ages name and/or seal shall be removed or covered over to remove all visible references to Rock of Ages and any Rock of Ages trademark, in accordance with Sections 25 and 26 hereof.

11.

ROA Website.  ROA agrees to list the Retailer on its website, including a profile of Retailer's locations, at no charge to Retailer. ROA further agrees to use its commercially reasonable efforts to accommodate Retailer's reasonable requests regarding search engines and links to assure customers in Retailer's Exclusive Territory may access its web page profile.

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12.

Suggested List Prices.  It is the corporate policy of ROA to make available to consumers a full range of memorial value options ranging from lower quality and lower priced memorials with a limited warranty, to its highest quality, perpetually warranted Signature and Sealmark Rock of Ages brand lines. As a part of this program, ROA currently provides a range of branded product lines representing good value, better value, and the best value, and a Signature line of signed and numbered memorials as its top of the line brand. Through independent market research and ongoing experience, ROA establishes pricing for its Branded Memorial Products to attempt to match the price of each brand line, including the differentials between brand lines, to the value the consumer perceives he or she is receiving by buying good, better or best memorials. ROA will provide such suggested list pricing to retailer in the form of the retail price lists. ROA understands and agrees the Retailer has no obligation to utilize such price lists and may re-sell the Memorial Products at any price selected by Retailer.

13.

Business Facilities and Display Areas.  ROA expects the displays and business facilities of its authorized retailers to be neat, clean and well maintained to standards comparable to or better than other retailers of memorials in Retailer's market area. ROA acknowledges that the current condition of Retailer's current facilities meet such standards.  If requested by Retailer, ROA will provide at no charge to Retailer suggested design and layout proposals for the display area, exterior appearance and interior appearance to enhance the facilities prepared by ROA personnel.

14.

Memorial Designs.  ROA has a very large library of memorials designs as well as designers in its manufacturing operations. ROA will provide access to these designs to Retailer. Retailer acknowledges and agrees that ROA owns the copyright in such designs and that materials in the retail stores comprising the Retail Division (or any other additional retail locations authorized hereunder) and containing such designs, including design books, remain the property of ROA.  Retailer agrees that it will not reproduce any such materials and will not remove any copyright designation on such materials.  In the event this Agreement is terminated, expires, or Retailer otherwise ceases to be a Rock of Ages Authorized Retailer, they shall remove from design books in their possession any materials showing ROA branded designs or ROA copyrighted material.  ROA will also provide reasonable design services for Retailer for personalized memorials for Retailer's customers at ROA's costs for design services, renderings and the like.

15.	Sandblast, Lettering and Carving Quality Standards. All Signature line memorials will be carved and lettered only by ROA.
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16.

Warranty.  ROA warrants that any unbranded Memorials supplied to Retailer by ROA that do not have an express written warranty to the ultimate consumer from ROA will be manufactured in a workman like manner in accordance with the written product specifications.  OTHER THAN THE WARRANTIES EXPRESSLY PROVIDED IN THIS SECTION, AND THE FURTHER WARRANTY THAT THE PRODUCTS SHALL, AT THE TIME OF DELIVERY, BE FREE FROM LIENS OR OTHER DEFECTS IN TITLE, ROA MAKES NO WARRANTIES AND THE PRODUCTS ARE SOLD "AS IS" WITHOUT ANY WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.  IN NO EVENT SHALL ROA BE LIABLE FOR (1) PROPERTY DAMAGE OR PERSONAL INJURY UNLESS CAUSED BY THE GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT OF ROA OR (2) INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, OR FOR LOSS OF PROFITS, ARISING OUT OF THE USE OF OR INABILITY TO USE BRANDED MEMORIAL PRODUCTS OR UNBRANDED MEMORIALS WHETHER ON ACCOUNT OF TORT, CONTRACT OR OTHERWISE.

17.

Industry Relations.  Retailer and ROA will cooperate to develop close relationships with local cemeteries and funeral directors. Retailer will advise ROA of any act or practice by any cemetery in its territory that restricts the consumer's freedom of choice or adversely impacts the Rock of Ages brand image.

18.

Best Efforts to Promote and Sell Brands.  During the term of this Agreement, Retailer agrees to use its best efforts to promote vigorously the sale of ROA's Branded Memorial Products; to carry at all times a sufficient inventory of Branded Memorial Products to promote sales; to prominently display the Branded Memorial Products in the manner requested by ROA; and to place orders with ROA far enough in advance to prevent an inventory shortage.

19.

Timely Payments.  Retailer agrees to pay for all Memorial Products and Promotional Materials promptly in accordance with ROA's terms of sale, as established from time to time by ROA.  Failure to pay ROA on a timely basis will result in termination of this Agreement by ROA.

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20.	Tradenames and Trademarks.
	a.	Limited Nonexclusive License.

ROA hereby grants to Retailer a limited, nontransferable, nonexclusive license to use the tradenames and trademarks listed on Schedule 20 in connection with its sale of Branded Memorial Products.  Retailer understands and agrees that the trade name ROCK OF AGES and all of ROA's trademarks and tradenames are the exclusive property of ROA and that all usage shall inure to the benefit of ROA, and Retailer will not use the words "ROCK," "AGES," or "ROCK OF AGES" or any of ROA's trademarks or tradenames, or any words or mark which is likely to be similar to or confusing with ROA's trademarks and tradenames, either separately or in combination with other words or in connection with Retailer's firm name, corporation, or registered name, either during the term of this Agreement or thereafter, except by virtue of and in accordance with the express written consent of ROA; provided, however, the parties agree that the trademark or tradename "Golden Rule" is the exclusive property of NAHS and that ROA has no rights therein or claim thereon.  Retailer agrees to respect ROA's trademarks, tradenames, copyrights, and patents on designs of monuments and markers, processes, and machinery, and not to infringe in any way or become a party to infringement by others, and will not perform any act contesting or impairing any part of ROA's right, title and interest in ROA's trademarks and tradenames, including any registrations thereof, during the term of this Agreement or any time thereafter, and not to represent any other memorial product as a Branded Memorial Product or an ROA product either during the life of this Agreement or thereafter.  Retailer will likewise not use any of ROA's tradenames or trademarks in any newspaper, magazine, or other printed materials, or in any radio, television, electronic, world-wide web or other advertising or promotional media of any kind in connection with prices below those published in the then current Rock of Ages Retail Price Guide, rebates, cash discounts, merchandise or service giveaways, or other promotion program or advertising which in any way diminishes the reputation, quality, warranties, or markets for the Branded Memorial Products. Nothing in the foregoing sentence is intended to prohibit retailer from promoting such programs without using ROA's tradenames or trademarks or from selling Branded Memorial Products at discounted prices.  Retailer acknowledges that its rights hereunder to use ROA's tradenames, trademarks, copyrights and other proprietary rights are limited and non-exclusive and may only be exercised in accordance with this Agreement and terminate on the expiration or termination of this Agreement.  Retailer agrees that ROA has the exclusive right to use and license the use of ROA's tradenames and trademarks, including but not limited to the Signature Rock of Ages seal, the Sealmark Rock of Ages seal, the words "ROCK OF AGES", any ROA sub-brand, on or in connection with memorials of every type, and in connection with the advertising, sale or offering for sale of such Branded Memorial Products.  Retailer agrees that after the termination or expiration of this Agreement, or if Retailer otherwise ceases to be a Rock of Ages Authorized Retailer, the license granted hereunder and its rights to use ROA tradenames, trademarks, copyrights, patents or other proprietary rights shall immediately cease and thereafter Retailer shall not use any  ROA tradenames, trademarks, copyrights, patents or other proprietary rights in any manner whatsoever, including, but not limited to, the use of ROA tradenames or trademarks on signs or other locations at its business premises, or in connection with any memorial products, or in connection with the advertising, sale, or offering for sale of any memorial products, and more particularly, any seals similar to those of ROA or the words ROCK OF AGES in any manner whatsoever.

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	b.	Outreach Activities

ROA hereby acknowledges and agrees that Retailer may continue to enter into so-called "Outreach" referral or sales agent agreements with funeral homes, cemeteries or other entities or persons (the "Outreach Partner" or "Outreach Partners") within the Exclusive Territories only.  Retailer shall use Outreach agreements in form and substance reasonably satisfactory to ROA, which agreements shall provide that the Outreach Partner shall have a limited, nonexclusive sublicense to use the tradenames and trademarks listed on Schedule 20 in connection with its sale of Branded Memorial Products, or in connection with the referral of customers to Retailer.  The agreements shall further provide that the Outreach Partner understands and agrees that the trade name ROCK OF AGES and all of ROA's trademarks and tradenames are the exclusive property of ROA, and that the Outreach Partner will not use the words "ROCK," "AGES," or "ROCK OF AGES" or any of ROA's trademarks or tradenames either separately or in combination with other words or in connection with the Outreach Partner's firm name, corporation, or registered name, either during the term of the applicable agreement or thereafter.  Retailer shall make reasonable efforts to ensure that each Outreach Partner adhere to the terms of the license grant to Retailer made herein, and Retailer shall provide a list of all Outreach Partners and copies of all Outreach agreements to ROA not less than quarterly during the Initial Term or Renewal Term, as the case may be.  Retailer shall take such reasonable action as may be required by ROA to ensure that the Outreach Partners are in compliance with the terms of their respective sublicenses and the integrity and ownership of ROA's trademarks or tradenames are not compromised in any way.

21.	Business Ethics. Retailer agrees to make no statements in its advertising or sales activity that are unfair, untrue in any material respect, or likely to prove damaging to ROA.

22.	Termination
	a.	Expiration. This Agreement shall terminate upon the expiration of the Initial Term or Renewal Term, as the case may be.

	b.	Termination for Cause.
i.

Either party may terminate this Agreement for Cause.  For the purposes of this Agreement, "Cause" shall include, without limitation, in the case of ROA or Retailer, Retailer's or ROA's (as applicable) default in the performance of any of its material obligations hereunder or under the Purchase Agreement, any Commercial Lease Agreement between the parties; or, in the case of either party, if either party shall, under any federal or state law relating to insolvency or relief from debtors (a "Bankruptcy Law") commence a voluntary case or proceeding, or consent to the entry of an order for relief against it in an involuntary case, consent to the appointment of a trustee, receiver, assignee, liquidator or similar official, make an assignment for the benefit of creditors (each a "Bankruptcy Default"); or if either party is unable to pay its debts as they become due.

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ii.

The party purporting to terminate this Agreement shall give the other party written notice of termination for Cause ("Termination Notice").  Termination shall be effective (i) immediately upon delivery of Termination Notice to the such party if the stated Cause is a payment default, (ii) immediately upon delivery of a Termination Notice to the such party if the stated Cause is a Bankruptcy Default, (iii) immediately upon delivery of a Notice of Termination if the stated Cause is not curable, or (iv) if the stated Cause is curable, upon the expiration of ten (10) days from the delivery of a Termination Notice if such party has failed to cure the Cause for termination within such 10-day period or, if cure requires more than ten (10) days, has failed to provide the terminating party with an acceptable plan to cure the stated Cause within a period which shall not exceed thirty (30) days.

		iii.	Rights under this Section are in addition to, not exclusive of, such remedies as are provided for under applicable law and in this Agreement.

c.

No Termination Without Cause.  Other than expiration of the Term pursuant to Section 22.a and termination for Cause in accordance with Section 22.b, neither party shall have the right to terminate this Agreement.

23.

Buy-Back of Branded Inventory.   In the event this Agreement is terminated for any reason, ROA shall have the continuing option to purchase from Retailer all or any portion of the Branded Memorial Products then in Retailer's possession.  Retailer shall permit a representative of ROA to inspect and inventory all Branded Memorial Products in Retailer's possession at any time after notice of termination and for a period of one hundred eighty (180) days after the effective date of termination. Within thirty (30) days after said inspection, ROA will notify the Retailer in writing of whether or not it intends to exercise its option. Prior to ROA's exercise of its option to purchase the Branded Memorial Products from Retailer, Retailer may sell the Branded Memorial Products in the ordinary course to consumers, but shall not in any way hold itself out as a Rock of Ages Authorized Retailer.

24.

Purchase Price and Payment for Inventory.  In the event ROA exercises its option to repurchase the Branded Memorial Products as provided above, it will pay Retailer within thirty (30) days after exercising its option the same net price paid by Retailer for the Branded Memorial Products (less the cost for ROA to repair any damaged Branded Memorial Products) plus freight charges incurred by Retailer in transporting the Branded Memorial Products from ROA's manufacturing facility to Retailer's place of business, all as verified or re-verified by ROA's representative. Retailer agrees to sell to ROA on said terms if ROA exercises its option hereunder.  ROA will pay all freight charges of removing the Branded Memorial Products from Retailer's place of business. Retailer hereby agrees not to damage, deface or otherwise destroy the Branded Memorial Products and further agrees that ROA and its agents shall have the right of access to the Branded Memorial Products on Retailer's property for inspecting and removing the Branded Memorial Products and Retailer will provide full cooperation and assistance to facilitate their removal. In the event Retailer fails to permit access or cooperate, Retailer shall be responsible for all costs and expenses, including legal, fees, incurred by ROA to enforce this provision. Upon the election by ROA to purchase any or all of Retailer's Branded Memorial Products hereunder, Retailer shall not thereafter deliver, offer for sale, sell or attempt to sell any Branded Memorial Products then in Retailer's inventory, except in completion of any transaction consummated before ROA's election to purchase the Branded Memorial Products or except as ROA shall agree to in writing.

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25.

Removal or Painting of Signs.  Upon termination of this Agreement, ROA will remove at its expense all signs owned and installed by it and Retailer will at Retailer's expense remove, repaint or re-cover any and all signs or evidence of its relationship with ROA owned or leased by Retailer, including any reference to the name Rock of Ages or any of ROA's trademark and tradenames.

26.

Termination of Use of Names.  Upon termination or expiration of this Agreement for any reason, or if Retailer otherwise ceases to be a Rock of Ages Authorized Retailer, Retailer and its Outreach Partners will not thereafter display, circulate, use or permit others to display, circulate or use on Retailer's behalf, any advertising material of any kind or nature which refers to or displays any ROCK OF AGES® product, the name of ROCK OF AGES®, or in any manner or fashion makes references to ROA, its Branded Memorial Products, or any seal, trademark or tradename of ROA.

27.

Acts of God.  ROA shall not be liable in damages for failure of performance of any of the terms of this Agreement if that failure is due to lockouts, floods, strikes, fire, act of God, inability to obtain labor, machinery, or material to fulfill its obligation, or for any other cause over which it has no control.

28.

No Agency.  It is expressly understood that Retailer is not in any way constituted the agent or legal representative of ROA for any purpose whatsoever. Retailer is not granted any right or authority to create or assume any obligation, expressed or implied, in the name of or on behalf of ROA, or to bind ROA in any manner or thing whatsoever.

29.

No Wholesale Resale.  Except as provided in Section 20b hereof, Retailer acknowledges and agrees that Branded Memorial Products purchased by Retailer are intended for resale to retail customers only. Accordingly, Retailer shall not sell Branded Memorial Products to any person or entity who intends to resell such monuments, unless Retailer have obtained the prior written consent of ROA authorizing the sale to that specific reseller.  Consent to a transaction shall not constitute a waiver of the requirements of this Section and shall not constitute consent to any future transaction.

30.

Non-Transferability.  This Agreement constitutes a personal contract, and Retailer shall not transfer or assign any part or all of this Agreement without the prior express written consent of ROA.  A change of majority ownership or other change of majority economic or voting control of a Retailer which is a corporation, partnership, limited liability company or other business entity shall be considered an assignment.

31.

Notices.  Any notice or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given (i) upon hand delivery, or (ii) on the third day following delivery to the U.S. Postal Service as certified or registered mail, return receipt requested and postage prepaid, (iii) on the first day following delivery to a nationally recognized United States overnight courier services for next business day delivery with fee prepaid, or (iv) when telecopied or sent by facsimile transmission if an additional notice is also given under (i), (ii) or (iii) above within three (3) days thereafter. Any such notice or communication shall be directed to a party at its address set forth below or at such other address as may be designated by a party in a notice given to all other parties hereto in accordance with the provisions of this Section.

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FOR ROA:

Mr. Kurt M. Swenson President and Chief Executive Officer Rock of Ages Corporation 369 North State Street Concord, NH 03301 Telephone: (603) 225-8397 Telecopy: (603) 225-4801

with a copy to (which shall not constitute notice):

McLane, Graf, Raulerson & Middleton, Professional Association
P.O. Box 326, 900 Elm Street
Manchester, NH  03105-0326
Attention:          Michael B. Tule, Esq.
Telephone:        (603) 625-6464
Facsimile:         (603) 625-5650
E-mail:              mtule@mclane.com

FOR THE RETAILER:

PKDM Holdings, Inc. 1407 North Dixie Highway Elizabethtown, KY 42701 Attention: Telephone: Facsimile:

with a copy to (which shall not constitute notice):

J. David Smith, Jr., Esq. Stoll Keenon Ogden PLLC 2000 PNC Plaza 500 West Jefferson Street Louisville, KY 40202

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32.

Binding Nature.  This Agreement cancels and supersedes all existing Agreements whether oral or in writing between ROA and Retailer and will be in force and binding upon each of the parties from the date of this acceptance until canceled by either party hereto upon written notice as provided for herein. This Agreement may not be altered, amended, or modified nor any of its provisions waived except by an Agreement in writing signed by Parent and ROA.

33.

No Solicitation of Employees.  During the Term, and for a period of three (3) years after termination of this Agreement for any reason, neither party shall, directly or indirectly, solicit or induce any employee of the other party to leave employment for any reason whatsoever or hire any of such party's employees, without the express written consent of such party.

34.

Arbitration & Governing Law.  Any dispute hereunder shall be settled by arbitration before a single arbitrator under the Commercial Arbitration Rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  Arbitration under this Section will take place (i) if initiated by ROA, in Louisville, Kentucky or (ii) if initiated by the Retailer, in Manchester, New Hampshire.  The cost of the arbitration shall be borne equally by the parties hereto, but the arbitrator shall have no authority to award attorneys fees.  This Agreement shall be governed by the laws of the State of Delaware, without regard to conflict of laws principles.

35.

Enforceability.  Each term, condition, and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law. If there is any conflict between any term, condition or provision of this Agreement in any statute, law, ordinance, rule or regulation, the latter shall prevail; provided, that any such conflicting term, condition or provision shall be curtailed and limited only to the extent necessary to bring it within the legal requirements and the remainder of this Agreement shall not be affected thereby.

36.	Survival. This Section and Sections 20, 22, 23, 24, 25, 26, 29, 32, 31, 33, 34 and 35 of this Agreement shall survive the termination of this Agreement.

Signature page follows.

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IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first above written.

WITNESS	ROCK OF AGES CORPORATION
____________________________	By:_____________________________
Kurt M. Swenson, Chairman/CEO

RETAILER:
PKDM HOLDINGS, INC.
_____________________________	By:______________________________
Name/Title:

NORTH AMERICAN HERITAGE SERVICES, INC.,
f/k/a Rock of Ages Memorials, Inc.
_____________________________	By:______________________________
Name/Title:

Keith Monument Company, LLC
_____________________________	By:______________________________
Name/Title:

Sioux Falls Monument Co., LLC
_____________________________	By:______________________________

Signature page to Authorized Retailer, Supply, and License Agreement.

- xiv -

List of Schedules

Schedule 1	List of Retail Locations
Schedule 3	Permitted House Brands
Schedule 6	Maps
Schedule 8	Retail Hubs
Schedule 20	List of Licensed Tradenames and Trademarks

- xv -